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                                      EXHIBIT 15

                           CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference, in the registration statement (Form S-8) pertaining to the UWSI/BCBSUW 401(k) Plan, of our reports (a) dated May 29, 1998, with respect to the combined financial statements of Newco/UWS, Inc. included in the Company's Form 10, effective September 11, 1998, and (b) dated June 22, 1998, with respect to the financial statements and schedules of the UWSI/BCBSUW 401(k) Plan included in the Plan's annual report (Form 11-K), both for the year ended December 31, 1997, filed with the Securities and Exchange Commission.

Milwaukee, Wisconsin                                          ERNST & YOUNG, LLP
November 23, 1998